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(The Shaw Group Inc.(R) Logo)

FOR IMMEDIATE RELEASE

                                     CONTACT:        Robert L. Belk
                                                     Executive Vice President &
                                                     Chief Financial Officer
                                                     225.932.2500


      THE SHAW GROUP INC. ANNOUNCES PRELIMINARY RESULTS OF TENDER OFFER FOR
                 ITS OUTSTANDING LIQUID YIELD OPTION(TM) NOTES

         Baton Rouge, Louisiana, May 3, 2004 - The Shaw Group Inc. (NYSE: SGR) today announced that it has completed its tender offer ("the Offer"), which commenced on April 2, 2004, for approximately $85 million (current accreted value of approximately $58 million) of outstanding Liquid Yield Option(TM) Notes due 2021 (Zero Coupon -- Senior) ("LYONs"). The Offer expired at 5:00 p.m., Eastern Time, on April 30, 2004. Shaw is required to offer to purchase the LYONs as of May 3, 2004 pursuant to the Indenture and the terms of the LYONs certificates, which provides that the holders of LYONs can require the Company to purchase their LYONs on that date.

         Based on preliminary information, approximately $84 million principal amount at maturity (current accreted value of approximately $57 million) of LYONs were tendered at $683.61 per $1,000 principal amount at maturity. The determination of the final principal amount of the LYONs accepted for payment is subject to final confirmation of the proper delivery of the LYONs tendered and not withdrawn. Shaw will make a final announcement regarding the principal amount of LYONs accepted for payment within three business days.

         D.F. King & Co., Inc. acted as the information agent and The Bank of New York served as the depositary in connection with the Offer.



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         This announcement is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities with respect to any LYONs.

         Any documents filed by Shaw, including the Schedule TO and any amendments, are available at no charge on the SEC's website, www.sec.gov.

         The Shaw Group Inc. is a leading provider of consulting, engineering, construction, remediation and facilities management services to government and private sector clients in the environmental, infrastructure and emergency response markets. Shaw is also a vertically integrated provider of comprehensive engineering, consulting, procurement, pipe fabrication, construction and maintenance services to the power and process industries worldwide. The Company is headquartered in Baton Rouge, Louisiana and employs approximately 17,000 people at its offices and operations in North America, South America, Europe, the Middle East and the Asia-Pacific region. Additional information on The Shaw Group is available at www.shawgrp.com.

         The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management "believes," "expects," "anticipates," "plans," or other similar expressions) and statements related to revenues, earnings, backlog, or other financial information or results are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors. Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company's reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q reports, and on the Company's website under the heading "Forward Looking Statement". These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the company and announcements it makes from time to time on a regional basis visit our website at www.shawgrp.com.

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